UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) 11/4/2005
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                                LNB BANCORP, INC.
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             (Exact name of registrant as specified in its charter)

           Ohio                     0-13203                       34-1406303
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(State or other jurisdiction      (Commission                  (I.R.S. Employer
      of incorporation)           File Number)               Identification No.)

          457 Broadway, Lorain, Ohio                              44052-1769
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  (Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code  (440) 244-6000
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

     On November 4, 2005, LNB Bancorp, Inc. (the "Corporation") and Richard E. Lucas entered into an employment agreement effective as of June 20, 2005. Pursuant to the employment agreement, Mr. Lucas is to be employed by the Corporation as its Executive Vice President/Director of Retail Banking for a term commencing on June 20, 2005 and continuing until terminated pursuant to the provisions of the agreement. The employment agreement provides for a base salary of $170,000 per annum, bonus payments to paid from time to time at the sole discretion of the Corporation's Board of Directors and full participation in all incentive and other compensatory plans available generally to the Corporation's executive officers. The agreement also contains non-disclosure and non-compete provisions that, among other things, prohibit Mr. Lucas from competing with or soliciting employees, customers or clients of the Corporation for a period of either one or two years (determined at the election of the Corporation) following the termination of his employment.

     If Mr. Lucas terminates his employment with the Corporation as a result of a breach of the employment agreement by the Corporation or if the Corporation terminates his employment without cause, he is to be paid an amount equal to his total compensation (as reflected on his Form W-2 federal income tax statement) for the prior calendar year for a period of up to two years following the date of termination.

     Under the employment agreement, Mr. Lucas is entitled to continuing indemnification to the fullest extent permitted by Ohio law for actions against him by reason of his being or having been an officer of the Corporation.

     Under the employment agreement, if, at any time within two years after the occurrence of a "change in control" (as defined in the agreement) that occurs no later than June 20, 2008, Mr. Lucas' employment is terminated by the Corporation (except for cause) or Mr. Lucas terminates his employment for good reason, the Corporation will pay to Mr. Lucas a lump sum severance benefit equal to the sum of (a) 150% of the Mr. Lucas' highest annual base salary through the date of termination, (b) any base salary and bonuses earned but unpaid through the date of termination, (c) a pro rated portion of Mr. Lucas' annual bonus amount for the fiscal year in which the termination occurs, and (d) any accrued and unpaid vacation pay. For purposes of the agreement, "good reason" means, at any time after a change in control, (i) a material adverse change in Mr. Lucas' position, responsibilities, duties, or status, or title or offices, with the Corporation from those in effect before the change of control, (ii) a reduction in Mr. Lucas' base salary or failure to pay an annual bonus equal to or greater than the annual bonus earned for the year prior to the change in control, (iii) a requirement that Mr. Lucas be based at a location more than 50 miles from where he was located prior to the change in control or a substantial increase in Mr. Lucas' business travel obligations as compared to such obligations prior to the change in control, and (iv) failure of the Corporation to continue any material employee benefit or compensation plan in which Mr. Lucas was participating prior to the change in control or provide Mr. Lucas with vacation in accordance with the policies in effect prior to the change in control. For purposes of the employment agreement, "cause" includes failure to perform duties as an employee, illegal conduct or gross misconduct, conviction of a felony, or breach of non-competition or non-disclosure obligations of the employee.

     The employment agreement was filed as Exhibit 10.1 to the Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005 and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

     On November 9, 2005, LNB Bancorp, Inc. advised The Nasdaq Stock Market that it believed it had not complied with NASDAQ's Marketplace Rule 4350(i)(1)(A)(iv), requiring a press release to disclose inducement option grants made outside shareholder-approved incentive plans. The noncompliance related to two option grants representing 32,500 shares made to Mr. Frank A. Soltis and Mr. Daniel E. Klimas. In addition, the Corporation advised NASDAQ that it had not complied with Marketplace Rule 4310(c)(17)(A), requiring the Corporation to file a Listing of Additional Shares with respect to these two option grants.

     Subsequent to this initial notification, the Corporation advised The Nasdaq Stock Market on November 16, 2005, that it believed that it had not complied with NASDAQ's Marketplace Rule 4350(i)(1)(A)(iv), requiring a press release to disclose the full amount of the inducement options and a stock grant made to Mr. Klimas outside shareholder-approved incentive plans. The noncompliance related to future proposed option grants for 60,000 shares and an immediate grant of 5,000 shares under the terms of Mr. Klimas' employment agreement dated January 28, 2005. Under Mr. Klimas' employment agreement, which was filed as exhibit 10(a) to the Corporation's Form 10-K for the fiscal year ended December 31, 2004, options for a total of 90,000 shares are to be granted to Mr. Klimas in three allotments of 30,000 each in 2005, 2006 and 2007 and the Corporation made an immediate grant of 5,000 shares to Mr. Klimas on February 1, 2005. In addition, the Corporation advised NASDAQ that it had not complied with Marketplace Rule 4310(c)(17)(A), requiring the Corporation to file a Listing of Additional Shares with respect to these additional shares.

     On November 10, 2005, the Corporation issued a press release identifying the two inducement option grants and filed with The Nasdaq Stock Market two Listings of Additional Shares with respect to the options for 32,500 shares granted. The press release is attached hereto as Exhibit 99.1. The Corporation plans promptly to issue an additional press release and file an amended Listing of Additional Shares with respect to the additional 60,000 shares subject to options to be granted to Mr. Klimas and the 5,000-share grant to Mr. Klimas.

Item 7.01 Regulation FD Disclosure.

On or about November 15, 2005, LNB Bancorp, Inc., mailed a quarterly letter to its shareholders discussing the business during the third quarter ended September 30, 2005. The letter to shareholders is furnished as Exhibit No. 99.2.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits

99.1 Press Release dated November 10, 2005.
99.2 Shareholder Letter.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     LNB BANCORP, INC.
                                                     -----------------
                                                     (Registrant)


Date 11/16/2005
                                                     /s/ Terry M. White
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                                                     Terry M. White
                                                     Executive Vice President,
                                                     Chief Financial Officer and
                                                     Corporate Secretary